Innova Robotics & Automation Completes Acquisition of Altronics Service, Inc.

Strategic Acquisition Increases Innova's Customer Base and Enhances Its Product Offering in the Growing General Motion Control Market

FORT MYERS, FL--(MARKET WIRE)--Mar 19, 2007 -- Innova Robotics & Automation, Inc. (OTC BB:INRA.OB - News), a robotics technology firm, today announced it has completed its acquisition of Altronics Service, Inc., a contract maintenance and service organization that supports NC (Numerical Control), CNC (Computer Numerical Control), and other automated manufacturing equipment. The acquisition expands Innova's breadth of product offerings to include control upgrades/replacements for non-robotic production machinery and enables Innova to provide a wide range of new customers with a single point of contact for sales, service, training, and maintenance.

The acquisition combines Altronics' premiere position in the machine control repair, upgrade, and maintenance sector with Innova's Robotic Workspace Technologies (RWT(TM)) subsidiary's robot control upgrade business, and will also leverage the CoroWare subsidiary's software offerings, especially in the context of enterprise-wide applications and communications.

Altronics has a strong position in the controls market, with over 1200 accounts located throughout the U.S., Canada, Mexico and Great Britain that include small and mid-sized companies as well as companies listed on the Fortune 500.

According to an ARC Advisory Group study, the general motion control market worldwide was over $5 billion in 2005 and is forecasted to be nearly $7 billion in 2010. This projected growth is being driven by the manufacturer's goal to achieve longer lifecycles and lower costs for plant equipment while fulfilling overall business objectives to quickly produce product variants in small lots on the same manufacturing lines. Motion control and automation enables lower cost manufacturing while increasing production flexibility through seamless integration of enterprise wide systems.

"The Altronics acquisition is an important strategic addition for Innova as it increases our product offerings and customer base, while integrating our PC software solutions to another segment of installed capital equipment," commented Walter Weisel, Chairman and CEO. "As noted in the ARC study, we feel there is tremendous growth opportunity within the worldwide general motion control market, as manufacturers continue to implement a growing level of productivity initiatives across their respective organizations. We believe the addition of Altronics enhances the scope of our offering and better positions the company to capitalize on this growing market opportunity. Today, through the addition of Altronics, we feel we have control and communication solutions for every aspect of manufacturing, including enterprise-wide applications."

Mr. Weisel continued, "We can now capture production data on the shop floor and move it in a suitable format to accounting, purchasing, production, or anywhere else the information is required, over a local network or via the Internet. Conversely, sales and marketing can send data directly to the production floor to adjust what is being manufactured to better meet market requirements. We feel that level of flexibility and agility is the next competitive advantage for manufacturers, and we believe we can help them achieve a new level of productivity."

"This acquisition is important for Altronics because it enables us to better support all of our customers and allows us to expand our customer base with additional product offerings," said Al Fleming, founder of Altronics who will continue on in the role of Vice President. Altronics will operate as a wholly owned subsidiary of Innova Robotics & Automation from its headquarters in Port Charlotte, FL.

About Innova Robotics & Automation Inc.

Fort Myers, FL-based Innova Robotics & Automation (OTC BB:INRA.OB - News) pioneers innovative control and communication solutions that make robotics and automated systems more productive, powerful and profitable for customers in the telecommunications, manufacturing, aerospace, research, and service industries. The company is chartered to continue expanding its growing suite of technologies through acquisitions and organic growth. Innova operates through three subsidiaries, Robotic Workspace Technologies (RWT), CoroWare Technologies, and Innova Robotics, which offer convergent technology and expertise that bridge robots, facilities and business systems for greater functionality and ROA. Visit Innova online at www.InnovaRoboticsAutomation.com

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Source: Innova Robotics and Automation, Inc.